Federal Signal Q1 2019 Earnings Call May 2, 2019 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein and in our earnings news release provided as of the date of this presentation. 2

Q1 Highlights * • Net sales of $274 M, up $24 M, or 10% • Operating income of $25.8 M, up $6.2 M, or 32% • Adjusted EBITDA of $35.9 M, up $6.9 M, or 24% • ESG up $6.0 M, or 21% • SSG up $2.8 M, or 41% • Adjusted EBITDA margin of 13.1%, compared to 11.6% • GAAP EPS of $0.29, up $0.08, or 38% • Adjusted EPS of $0.30, up $0.07, or 30% • Orders of $299 M, compared to $330 M • Q1 2018 included ~$25 M of accelerated orders • Record backlog of $364 M, up $27 M, or 8% • Backlog up $26 M, or 8% vs. Q4 FY18 * Comparisons versus Q1 of 2018, unless otherwise noted 3

Group and Corporate Results $ millions, except % Q1 2019 Q1 2018 % Change ESG Orders 243.7 274.4 -11% Sales 219.5 196.6 12% Operating income 25.7 20.6 25% Operating margin 11.7% 10.5% Adjusted EBITDA 34.7 28.7 21% Adjusted EBITDA margin 15.8% 14.6% SSG Orders 55.3 55.3 0% Sales 54.3 53.1 2% Operating income 8.7 6.1 43% Operating margin 16.0% 11.5% Adjusted EBITDA 9.6 6.8 41% Adjusted EBITDA margin 17.7% 12.8% Corporate expenses 8.6 7.1 21% Consolidated Orders 299.0 329.7 -9% Sales 273.8 249.7 10% Operating income 25.8 19.6 32% Operating margin 9.4% 7.8% Adjusted EBITDA 35.9 29.0 24% Adjusted EBITDA margin 13.1% 11.6% 4

Consolidated Statement of Operations $ millions, except % and per share Q1 2019 Q1 2018 $ Change % Change Net sales $ 273.8 $ 249.7 $ 24.1 10% Gross profit 70.3 61.9 8.4 14% SEG&A expenses 43.9 41.8 2.1 5% Acquisition and integration related expenses 0.6 0.5 0.1 20% Operating income 25.8 19.6 6.2 32% Interest expense 2.0 2.5 (0.5) -20% Other expense, net 0.4 0.1 0.3 NM Income tax expense 5.9 4.1 1.8 44% Net income 17.5 12.9 4.6 36% Diluted EPS $ 0.29 $ 0.21 $ 0.08 38% Diluted adjusted EPS $ 0.30 $ 0.23 $ 0.07 30% Gross Margin 25.7% 24.8% SEG&A expenses as a % of net sales 16.0% 16.7% Effective tax rate 25.2% 24.1% 5

Adjusted Earnings per Share ($ in millions) Three Months Ended March 31, 2019 2018 Net income $ 17.5 $ 12.9 Add: Income tax expense 5.9 4.1 Income before income taxes 23.4 17.0 Add: Acquisition and integration-related expenses 0.6 0.5 Purchase accounting effects (1) 0.1 0.6 Hearing loss settlement charges - 0.4 Adjusted income before income taxes 24.1 18.5 Adjusted income tax expense (2) (6.0) (4.5) Adjusted net income $ 18.1 $ 14.0 Less: Deferred gain recognition, net of income tax expense - (0.4) Adjusted net income, as revised $ 18.1 $ 13.6 Diluted EPS $ 0.29 $ 0.21 Adjusted diluted EPS $ 0.30 $ 0.23 Adjusted diluted EPS, as revised $ 0.30 $ 0.23 (1) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of acquired JJE equipment that was sold subsequent to the acquisition in the three months ended March 31, 2019 and 2018, as well as to exclude the depreciation of the step-up in the valuation of the rental fleet acquired. (2) Adjusted income tax expense for the three months ended March 31, 2019 and 2018 was recomputed after excluding the impact of acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges, where applicable. 6

Financial Strength and Flexibility * • Used ~$9 M of cash for operations in Q1 • $217 M of debt outstanding; $23 M of cash . Net debt of $194 M ** • ~$173 M of availability under credit facility • Paid $4.8 M for dividends; recently declared $0.08 per share dividend for Q2 2019 • $1.0 M of share repurchases in Q1 (average price of $19.84) . $29 M remaining on share repurchase authorization (~ 2% of market capitalization) * Dollar amounts as of, or for the quarter ending 3/31/2019 ** Net debt is a non-GAAP measure and is computed as total debt of $216.8 M, less total cash and cash equivalents of $22.7 M 7

CEO Remarks • Outstanding Q1 results exceed expectations . Each of our groups reporting top line growth and margin improvement • Q1 orders were 3rd highest on record . Surpassed only by order intake in Q1 2018 and Q4 2017, which collectively included an estimated $40 M - $45 M of accelerated orders . Order intake generally in line with expectations • Backlog at end of Q1 was at a record level . Up over $25 M, or 8%, from both year-end and prior-year quarter • Conditions in end markets remain healthy 8

TRUVAC Launch During Q1, we launched TRUVACTM, a dedicated line of vacuum excavation trucks designed specifically to satisfy the safe-digging requirements of organizations that locate and verify underground utility lines and pipes HXX Prodigy Paradigm 9

Disciplined M&A Target companies that accelerate our current strategic initiatives or provide a platform for growth in adjacent markets or new geographies • Niche market leader (product, geography, end-market) • Sustainable competitive advantage • Deep domain expertise (technology, application, manufacturing) Business • Strong management team Characteristics • Leverages our distribution and manufacturing capabilities • Solid growth potential • Through-the-cycle margins comparable to or higher than our target margins Financial • Ideally, identifiable synergies and recurring revenue opportunities Characteristics • Return on capital greater than our cost of capital, appropriately adjusted for risk 10

2019 Outlook

Raising low end of adjusted EPS* outlook range by $0.02, establishing a new range of $1.50 to $1.60

Key Assumptions

- Adjustments to include acquisition-related items
- Depreciation and amortization expense to increase by ~$5 M to $6 M
- Not expecting to maintain same level of debt repayment as in 2018:
  - *Vactor plant expansion of up to $25 M*
  - *Other capital expenditures of between $15 M and $20 M*
  - *JJE earnout payment due in Q2 2019*
- Interest expense of ~4%
- Increase in pension expense (non-operating) of $0.5 M
- Effective income tax rate of ~25%-26%

* Adjusted EPS is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. Our outlook assumes certain adjustments to exclude the impact of acquisition and integration-related expenses and purchase accounting effects, where applicable. In 2018, we also made adjustments to exclude the impact of hearing loss settlement charges and special tax items, where applicable. Should any similar items occur during 2019, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B). In addition, to facilitate comparisons with prior periods, when reporting our interim and annual results in 2019, we are adjusting our previously-issued non-GAAP results for 2018 to exclude the recognition of a deferred gain, which will no longer occur in 2019 following the adoption of the new lease accounting standard. On this basis, Adjusted EPS for 2018 would have been $1.41. See Appendix for reconciliation of GAAP EPS for 2018 to Adjusted EPS for 2018, as initially presented, and to the revised Adjusted EPS for 2018 (excluding the deferred gain recognition).

FEDERAL SIGNAL

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Federal Signal Q1 2019 Earnings Call Q&A May 2, 2019 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer 12

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS CONTACTS 630-954-2000 Ian Hudson Svetlana Vinokur SVP, Chief Financial Officer VP, Treasurer and Corporate Development IHudson@federalsignal.com SVinokur@federalsignal.com 13

Federal Signal Q1 2019 Earnings Call Appendix 14

Consolidated Adjusted EBITDA $ millions, except % Q1 2019 Q1 2018 Net income $ 17.5 $ 12.9 Add: Interest expense 2.0 2.5 Hearing loss settlement charges - 0.4 Acquisition and integration-related expenses 0.6 0.5 Purchase accounting effects * - 0.4 Other expense, net 0.4 0.1 Income tax expense 5.9 4.1 Depreciation and amortization 9.5 8.6 Consolidated adjusted EBITDA $ 35.9 $ 29.5 Less: Deferred gain recognition - (0.5) Consolidated adjusted EBITDA, as revised $ 35.9 $ 29.0 Net Sales $ 273.8 $ 249.7 Consolidated adjusted EBITDA margin 13.1% 11.8% Consolidated adjusted EBITDA margin, as revised 13.1% 11.6% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.1 million and $0.2 million for the three months ended March 31, 2019 and 2018, respectively 15

Segment Adjusted EBITDA ESG $ millions, except % Q1 2019 Q1 2018 Operating Income $ 25.7 $ 20.6 Add: Acquisition and integration-related expenses 0.4 0.3 Purchase accounting effects * - 0.4 Depreciation and amortization 8.6 7.7 Adjusted EBITDA $ 34.7 $ 29.0 Less: Deferred gain recognition - (0.3) Adjusted EBITDA, as revised $ 34.7 $ 28.7 Net Sales $ 219.5 $ 196.6 Adjusted EBITDA margin 15.8% 14.8% Adjusted EBITDA margin, as revised 15.8% 14.6% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.1 million and $0.2 million for the three months ended March 31, 2019 and 2018, respectively SSG $ millions, except % Q1 2019 Q1 2018 Operating Income $ 8.7 $ 6.1 Add: Depreciation and amortization 0.9 0.9 Adjusted EBITDA $ 9.6 $ 7.0 Less: Deferred gain recognition - (0.2) Adjusted EBITDA, as revised $ 9.6 $ 6.8 Net Sales $ 54.3 $ 53.1 Adjusted EBITDA margin 17.7% 13.2% Adjusted EBITDA margin, as revised 17.7% 12.8% 16

Non-GAAP Measures • Impact of New Lease Accounting Standard on Non-GAAP measures - Effective January 1, 2019, the Company adopted the new lease accounting standard, which resulted in a change to the Company’s recognition of the deferred gain associated with historical sale lease-back transactions. Prior to 2019, the deferred gain, which initially totaled $29.0 M, was being recognized through the Consolidated Statement of Operations on a straight-line basis over the 15-year lease term. As a result, approximately $1.9 M of the deferred gain had been recognized each year since 2008, of which approximately $1.1 M and $0.8 M had been recognized within ESG and SSG, respectively. Effective in 2019, the Company no longer recognizes any portion of the gain through the Consolidated Statement of Operations, and recognized the remaining deferred gain balance, net of the related deferred tax asset, as a cumulative effect adjustment to opening retained earnings. To facilitate comparisons with prior periods, we have revised our previously-issued non-GAAP results for the three months ended March 31, 2018 to exclude the recognition of this deferred gain. • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2019 and 2018 net income and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improves the comparability of results between reporting periods. During the three months ended March 31, 2019 and 2018, adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges, where applicable. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales ("adjusted EBITDA margin"), at both the consolidated and segment level, as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of net income, interest expense, hearing loss settlement charges, acquisition and integration-related expenses, purchase accounting effects, other income/expense, income tax benefit/expense, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income, interest expense, hearing loss settlement charges, acquisition and integration-related expenses, purchase accounting effects, other income/expense, income tax benefit/expense, and depreciation and amortization expense divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, purchase accounting effects and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, purchase accounting effects and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. 17